   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 15, 2000.
                                                           FILE NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                       Telaxis Communications Corporation
             (Exact name of registrant as specified in its charter)

                                   ----------
         MASSACHUSETTS                                      04-2751645
(STATE OR OTHER JURISDICTION OF                          (I.R.S EMPLOYER
 INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)
                                   ----------

                            20 Industrial Drive East
                      South Deerfield, Massachusetts 01373
                         (Address of Principal Executive
                                    Offices)

                                   ----------

                       TELAXIS COMMUNICATIONS CORPORATION
                       INCENTIVE STOCK OPTION PLAN OF 1986
                                 1987 STOCK PLAN
                                 1988 STOCK PLAN
                                 1996 STOCK PLAN
                                 1997 STOCK PLAN
                                 1999 STOCK PLAN

                            (FULL TITLE OF THE PLAN)

                                   ----------

                               JOHN L. YOUNGBLOOD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       TELAXIS COMMUNICATIONS CORPORATION
                            20 INDUSTRIAL DRIVE EAST
                      SOUTH DEERFIELD, MASSACHUSETTS 01373
                     (Name and address of agent for service)

                                 (413) 665-8551
          (Telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                              DAVID L. LOUGEE, ESQ.
                    MIRICK, O'CONNELL, DEMALLIE & LOUGEE, LLP
                                100 FRONT STREET
                       WORCESTER, MASSACHUSETTS 01608-1477
                                 (508) 791-8500

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                       PROPOSED MAXIMUM           PROPOSED
         TITLE OF SECURITIES          AMOUNT TO       OFFERING PRICE PER     MAXIMUM AGGREGATE       AMOUNT OF
           TO BE REGISTERED        BE REGISTERED(1)         SHARE(4)         OFFERING PRICE(4)   REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value......   1,612,853(2)          $ 2.98           $ 4,811,158.40(5)       $ 1,270.15
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value......   2,116,871(3)          $46.50           $98,434,501.50          $25,986.71
===================================================================================================================

(1) Pursuant to Rule 416(b), this Registration Statement also relates to such indeterminate number of additional shares as may be necessary to satisfy the antidilution provisions of the Incentive Stock Option Plan of 1986, 1987 Stock Plan, 1988 Stock Plan, 1996 Stock Plan, 1997 Stock Plan and 1999 Stock Plan (the "Plans") to which this Registration Statement relates.

(2) Represents all shares reserved for issuance upon exercise of options under the Plans which are currently outstanding.

(3) Represents all shares reserved for issuance upon exercise of options reserved for grant under the 1996 Stock Plan, the 1997 Stock Plan and the 1999 Stock Plan.

(4) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. With respect to 1,612,853 shares of Common Stock as to which outstanding options were granted prior to the date of this Registration Statement, the registration fee is based on the weighted average exercise price per share of $2.98. With respect to the balance of 2,116,871 shares being registered, the fee is based on a price of $46.50 per share, which is the average of the high and low sale prices of the Common Stock on February 9, 2000, as quoted on the Nasdaq National Market.

(5) Represents the actual aggregate exercise price of the 1,612,853 shares of Common Stock as to which outstanding options were granted prior to the date of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Telaxis Communications Corporation (the "Registrant" or the "Company") hereby incorporates by reference the following documents:

     (a) The Registrant's Prospectus filed on February 2, 2000 pursuant to Rule 424(b) of the Securities Act of 1933, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed (File No. 333-87885).

     (b) All of the reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1998.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 filed on September 27, 1999, as amended on October 15, 1999, December 21, 1999, January 11, 2000 and January 31, 2000 (File No. 333-87885).

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Age of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Registrant by Mirick, O'Connell, DeMallie & Lougee, LLP, Worcester, Massachusetts. Partners and associates of Mirick, O'Connell, DeMallie & Lougee, LLP beneficially own an aggregate of 18,250 shares of the Registrant's Common Stock and hold options to acquire an additional 8,625 shares, all of which may be exercised as of this date.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 67 of Chapter 156B of the Massachusetts General Laws, or the Massachusetts Business Corporation Law (the "MBCL"), provides that the indemnification of directors, officers, employees or other agents of a corporation and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated not to be entitled to indemnification, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. Section 67 further provides that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation, or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.

     The Registrant's By-laws provide that the Registrant indemnify each person who is, or shall have been, a director, officer, employee or agent of the Registrant, or who is serving or shall have served, at the request of the Registrant, as director or officer of another organization or in any capacity with respect to any employee benefit plan of the Registrant, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement and reasonable attorney's fees) imposed upon or incurred by any such person in connection with or arising out of claims made, or any action, suit or proceeding threatened or brought against him or in which he may be involved by reason of any action taken or omitted by him as a director, officer, employee or agent, or as a result of any service with respect to any such employee benefit plan.

     Section 13(b)(1 1/2) of Chapter 156B of the MBCL permits a corporation to include in its articles of organization a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the MBCL (relating to unlawful payment of dividends, unlawful stock purchase and redemption and loans to insiders) or (iv) for any transaction from which the director derived an improper personal benefit. Article VI of the Registrant's Articles of Organization provides that the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as directors, except in the circumstances set forth in the MBCL.

     Section 67 of the MBCL also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Registrant currently maintains a $15,000,000 Directors and Officers Liability Insurance Policy.

     The Underwriting Agreement dated February 1, 2000 between the Registrant, Credit Suisse First Boston Corporation, Banc of America Securities LLC and CIBC World Markets Corp. provides that the underwriters named therein will indemnify and hold harmless the Registrant and each director, officer or controlling person of the Registrant from and against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and the Underwriting Agreement provides that such Underwriters will contribute to certain liabilities of such persons under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

   EXHIBIT
    NUMBER                        DESCRIPTION
    ------                        -----------

     4.1 Restated Articles of Organization of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-87885))

     4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's
               Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-87885))

     4.3 Incentive Stock Option Plan of 1986 (incorporated by reference to Exhibit 10.1 of the Registrant's Registration Statement on Form S-1 (File No. 333-87885))

     4.4 1987 Stock Plan (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-87885))

     4.5 1988 Stock Plan (incorporated by reference to Exhibit 10.3 of the Registrant's Registration Statement on Form S-1 (File No. 333-87885))

     4.6 1996 Stock Plan (incorporated by reference to Exhibit 10.4 of the Registrant's Registration Statement on Form S-1 (File No. 333-87885))

     4.7 1997 Stock Plan (incorporated by reference to Exhibit 10.5 of the Registrant's Registration Statement on Form S-1 (File No. 333-87885))

     4.8 1999 Stock Plan (incorporated by reference to Exhibit 10.6 of the Registrant's Registration Statement on Form S-1 (File No. 333-87885))

     5.1       Opinion of Mirick, O'Connell, DeMallie & Lougee, LLP

    23.1 Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants

    23.2 Consent of Mirick, O'Connell, DeMallie & Lougee, LLP (included in Exhibit 5.1)

    24         Power of Attorney (included on signature pages)


Item 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF SOUTH DEERFIELD, COMMONWEALTH OF MASSACHUSETTS ON FEBRUARY 15, 2000.

                                    Telaxis Communications Corporation


                                    By: /s/ John L. Youngblood
                                        ---------------------------------------
                                        John L. Youngblood, President and Chief
                                        Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that TELAXIS COMMUNICATIONS CORPORATION, a corporation organized under the laws of the Commonwealth of Massachusetts (the "Corporation"), and the undersigned officers and directors of the Corporation, individually and in their respective capacities indicated below, hereby make, constitute and appoint JOHN L. YOUNGBLOOD and DENNIS C. STEMPEL its and their true and lawful attorneys, their separate or joint signatures sufficient to bind, with power of substitution, to execute, deliver and file in its or their behalf, and in each person's respective capacity or capacities as shown below, with the Securities and Exchange Commission (or any other governmental authority) a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, any amendments to and any and all documents in support of or supplemental to said registration statement by the Corporation and each said person hereby grants to said attorneys full power and authority to do and perform each and every act and thing whatsoever as any one of said attorneys may deem necessary or advisable to carry out the full intent of this Power of Attorney to the same extent and with the same effect as the Corporation or the undersigned officers and directors of the Corporation might or could do personally in its or their capacity or capacities as aforesaid; and each of said persons hereby ratifies, confirms, and approves all acts and things that any one of said attorneys may do or cause to be done by virtue of this Power of Attorney and its signature or their signatures as the same may be signed by any one of said attorneys to said registration statement and any and all documents in support of or supplemental to said Registration Statement and any and all amendments thereto.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

       SIGNATURE                       TITLE                         DATE
       ---------                       -----                         ----

                              President, Chief Executive       February 15, 2000
/s/ John L. Youngblood        Officer and Director
----------------------------
John L. Youngblood
                              Vice President, Chief            February 15, 2000
/s/ Dennis C. Stempel         Financial Officer, Treasurer,
----------------------------  and Principal Accounting Officer
Dennis C. Stempel


/s/ Albert E. Paladino        Chairman of the Board of         February 15, 2000
----------------------------  Directors
Albert E. Paladino

/s/ Allan M. Doyle, Jr.       Director                         February 15, 2000
----------------------------
Allan M. Doyle, Jr.

/s/ Robert C. Fleming         Director                         February 15, 2000
----------------------------
Robert C. Fleming

/s/ James W. Fordyce          Director                         February 15, 2000
----------------------------
James W. Fordyce

/s/ David A. Norbury          Director                         February 15, 2000
----------------------------
David A. Norbury

/s/ Matthew S. Robison        Director                         February 15, 2000
----------------------------
Matthew S. Robison

                                  EXHIBIT INDEX


  EXHIBIT
  NUMBER                           DESCRIPTION
  ------                           -----------

    4.1       Restated Articles of Organization of the Registrant
              (incorporated by reference to Exhibit 3.1 of the Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-87885))

    4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's
              Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-87885))

    4.3 Incentive Stock Option Plan of 1986 (incorporated by reference to Exhibit 10.1 of the Registrant's Registration Statement on Form S-1 (File No. 333-87885))

    4.4 1987 Stock Plan (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-87885))

    4.5 1988 Stock Plan (incorporated by reference to Exhibit 10.3 of the Registrant's Registration Statement on Form S-1 (File No. 333-87885))

    4.6 1996 Stock Plan (incorporated by reference to Exhibit 10.4 of the Registrant's Registration Statement on Form S-1 (File No. 333-87885))

    4.7 1997 Stock Plan (incorporated by reference to Exhibit 10.5 of the Registrant's Registration Statement on Form S-1 (File No. 333-87885))

    4.8 1999 Stock Plan (incorporated by reference to Exhibit 10.6 of the Registrant's Registration Statement on Form S-1 (File No. 333-87885))

    5.1       Opinion of Mirick, O'Connell, DeMallie & Lougee, LLP

   23.1 Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants

   23.2 Consent of Mirick, O'Connell, DeMallie & Lougee, LLP (included in Exhibit 5.1)

   24         Power of Attorney (included on signature pages)